www.matw.com | Nasdaq: MATW First Quarter Fiscal 2023 Earnings Teleconference January 27, 2023 Joseph C. Bartolacci President and Chief Executive Officer Steven F. Nicola Chief Financial Officer

© 2023 Matthews International Corporation. All Rights Reserved. DISCLAIMER 2 Any forward-looking statements contained in this presentation are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in the cost of materials used in the manufacture of the Company's products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, cybersecurity concerns, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission ("SEC"). Included in this report are measures of financial performance that are not defined by generally accepted accounting principles in the United States (“GAAP”). The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company’s core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provides investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures. The Company believes that adjusted EBITDA provides relevant and useful information, which is used by the Company’s management in assessing the performance of its business. Adjusted EBITDA is defined by the Company as earnings before interest, income taxes, depreciation, amortization and certain non-cash and/or non-recurring items that do not contribute directly to management’s evaluation of its operating results. These items include stock-based compensation, the non-service portion of pension and postretirement expense, acquisition costs, ERP integration costs, and strategic initiatives and other charges. Adjusted EBITDA provides the Company with an understanding of earnings before the impact of investing and financing charges and income taxes, and the effects of certain acquisition and ERP integration costs, and items that do not reflect the ordinary earnings of the Company’s operations. This measure may be useful to an investor in evaluating operating performance. It is also useful as a financial measure for lenders and is used by the Company’s management to measure business performance. Adjusted EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of the Company's liquidity. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The Company has presented constant currency sales and constant currency adjusted EBITDA and believes these measures provide relevant and useful information, which is used by the Company's management in assessing the performance of its business on a consistent basis by removing the impact of changes due to foreign exchange translation rates. These measures allow management, as well as investors, to assess the Company’s sales and adjusted EBITDA on a constant currency basis. The Company has also presented adjusted net income and adjusted earnings per share and believes each measure provides relevant and useful information, which is widely used by analysts and investors, as well as by the Company’s management in assessing the performance of its business. Adjusted net income and adjusted earnings per share provides the Company with an understanding of the results from the primary operations of our business by excluding the effects of certain acquisition and system-integration costs, and items that do not reflect the ordinary earnings of our operations. These measures provide management with insight into the earning value for shareholders excluding certain costs, not related to the Company’s primary operations. Likewise, these measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business overall, as well as performance trends, on a consistent basis. Lastly, the Company has presented net debt and a net debt leverage ratio and believes each measure provides relevant and useful information, which is widely used by analysts and investors as well as by our management. These measures provide management with insight on the indebtedness of the Company, net of cash and cash equivalents and relative to adjusted EBITDA. These measures allow management, as well as analysts and investors, to assess the Company’s leverage.

BUSINESS OVERVIEW

© 2023 Matthews International Corporation. All Rights Reserved. 4 SGK BRAND SOLUTIONS MEMORIALIZATION INDUSTRIAL TECHNOLOGIES • Improved pricing and higher granite memorial products and U.S. cremation equipment sales • U.S. death rates have substantially normalized from higher pandemic levels • Challenged by unfavorable currency and weakened economic conditions in Europe • Cost reduction initiatives expected to produce improved margins • Continued high growth and significant order rates in energy storage solutions business BUSINESS UPDATE

© 2023 Matthews International Corporation. All Rights Reserved. Key Drivers • Company reaffirms fiscal 2023 adjusted EBITDA in the range of $215 million to $235 million • Growth in Industrial Technologies; strong backlogs in many of our businesses • Orders during the fiscal 2023 first quarter exceeded $200 million for the energy storage solutions business • Global economic conditions remain uncertain, including impact of currency rate changes • Higher interest rates, labor costs and inflationary pressures • Debt levels expected to decline as fiscal 2023 progresses OUTLOOK FOR FISCAL 2023 5

FINANCIAL OVERVIEW

© 2023 Matthews International Corporation. All Rights Reserved. Q1 2023 SUMMARY 7 ($ in millions except per-share amounts) Q1 Q1 2022 Q1 2023 Sales $ 438.6 $ 449.2 Diluted earnings (loss) per share $ (0.62) $ 0.12 Non-GAAP Adjusted EPS* $ 0.74 $ 0.53 Net income (loss) attributable to Matthews $ (19.8) $ 3.7 Adjusted EBITDA* $ 53.3 $ 49.3 Highlights Sales • Sales increased $10.6 million from last year; $27.6 million on a constant currency basis • Q1 sales increase reflects impact of Olbrich GmbH and R+S Automotive GmbH acquisitions GAAP EPS • Settlement of the Company's principal U.S. defined benefit plan significantly impacted prior period earnings Adjusted EPS • Lower adjusted EBITDA and higher interest expense Adjusted EBITDA • Lower adjusted EBITDA for the Memorialization and SGK Brand Solutions segments offset partially by growth in the Industrial Technologies segment • Changes in foreign exchange translation rates had an unfavorable impact of $1.6 million * See supplemental slides for Adjusted EPS, Adjusted EBITDA, constant currency sales, constant currency adjusted EBITDA reconciliations and other important disclaimers regarding Matthews’ use of Non-GAAP measures

© 2023 Matthews International Corporation. All Rights Reserved. INDUSTRIAL TECHNOLOGIES 8 15.5% 12.4% 15.6%10.3% ($ in millions) $74.3 $109.1 FY2022 FY2023 $7.2 $12.2 FY2022 FY2023 9.7% 11.2% Q1 Sales Q1 Adjusted EBITDA & Margin* Sales • 47% higher than a year ago. • Olbrich GmbH and R+S Automotive GmbH acquisitions were a significant contributor to the segment’s sales increase • Growth for our energy storage solutions and product identification businesses • Continued strength in orders for the energy storage solutions business Adjusted EBITDA • Q1 growth impacted by higher sales • Improved margins for engineered products * See supplemental slide for Adjusted EBITDA reconciliation and other important disclaimers regarding Matthews’ use of Non-GAAP measures

© 2023 Matthews International Corporation. All Rights Reserved. MEMORIALIZATION 9 23.0% 21.1% $210.7 $206.5 FY2022 FY2023 $43.4 $39.1 FY2022 FY2023 20.6% 19.0% ($ in millions) Q1 Sales Q1 Adjusted EBITDA & Margin* Sales • Improved price realization • Higher granite memorial products and U.S. cremation equipment sales • U.S. death rates have substantially normalized from higher pandemic levels, impacting unit volumes for caskets and bronze memorials Adjusted EBITDA • Improved price realization and productivity initiatives • Unfavorable changes in sales mix and higher material, labor, transportation and travel and entertainment costs * See supplemental slide for Adjusted EBITDA reconciliation and other important disclaimers regarding Matthews’ use of Non-GAAP measures

© 2023 Matthews International Corporation. All Rights Reserved. SGK BRAND SOLUTIONS ($ in millions) * See supplemental slides for Adjusted EBITDA, constant currency sales reconciliations and other important disclaimers regarding Matthews’ use of Non-GAAP measures 10 15.4% 12.9% $153.5 $133.6 FY2022 FY2023 $15.4 $12.2 FY2022 FY2023 10.0% 9.2% Q1 Sales Q1 Adjusted EBITDA & Margin* Sales • Changes in foreign currency exchange rates had an unfavorable impact of $10.7 million • Continued challenges in Europe also negatively impacted sales and profitability Adjusted EBITDA • Impacted by lower sales and higher travel, entertainment and labor costs

© 2023 Matthews International Corporation. All Rights Reserved. • Operating cash flow for both periods reflected final payouts for the settlement of the Company’s U.S. retirement plan obligations • Net Debt Leverage Ratio* 3.8 as of December 31, 2022 ◦ Debt levels have recently increased primarily as a result of investments in recent acquisitions and the energy storage solutions business ◦ Debt levels expected to decline as fiscal 2023 progresses • Quarterly dividend of $0.23/share, payable 2/20/2023 CAPITALIZATION AND CASH FLOWS 11 * See supplemental slide for Net Debt and Net Debt Leverage Ratio reconciliation and other important disclaimers regarding Matthews’ use of Non-GAAP measures Note: Dark gray shades on the left represent Total Debt. Total Debt and Net Debt* $798.6 $837.1 $729.6 $794.4 09/30/22 12/31/22 ($ in millions) Cash $69.0 $42.7 9/30/22 12/31/22 Operating Cash Flow $(27.2) $(36.2) YTD FY2022 YTD FY2023

SUPPLEMENTAL INFORMATION

© 2023 Matthews International Corporation. All Rights Reserved. 13 Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, constant currency sales, constant currency adjusted EBITDA, and net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Constant currency sales and constant currency adjusted EBITDA removes the impact of changes due to foreign exchange translation rates. To calculate sales and adjusted EBITDA on a constant currency basis, amounts for periods in the current fiscal year are translated into U.S. dollars using exchange rates applicable to the comparable periods of the prior fiscal year. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

NON-GAAP RECONCILIATION (Unaudited) (In thousands)

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
Net income (loss)	**$ 3,647**	**$ (19,810)**
Income tax provision (benefit)	1,312	(6,628)
Income (loss) before income taxes	**4,959**	**(26,438)**
Net loss attributable to noncontrolling interests	56	7
Interest expense	10,215	6,507
Depreciation and amortization *	23,729	33,501
RPA financing fees [1]	456	—
Acquisition costs [2]**	1,285	—
Strategic initiatives and other charges [3]**	1,760	3,823
Non-recurring / incremental coronavirus disease 2019 ("COVID-19") costs [4]***	—	690
Exchange losses related to highly inflationary accounting [5]	1,088	—
Defined benefit plan termination related items [6]	21	426
Stock-based compensation	4,334	3,709
Non-service pension and postretirement expense [7]	1,388	31,108
Total Adjusted EBITDA	**$ 49,291**	**$ 53,333**
Adjusted EBITDA margin	*11.0 %*	*12.2 %*

[1] Represents fees for receivables sold under the Company's RPA agreement.

[2] Includes certain non-recurring costs associated with recent acquisition activities.

[3] Includes certain non-recurring costs associated with productivity and cost-reduction initiatives intended to result in improved operating performance, profitability and working capital levels, costs associated with global ERP system integration efforts, and asset write-downs associated with certain operations in Russia, net of recoveries.

[4] Includes certain non-recurring direct incremental costs (such as costs for purchases of computer peripherals and devices to facilitate working-from-home, additional personal protective equipment and cleaning supplies and services, etc.) incurred in response to COVID-19. This amount does not include the impact of any lost sales or underutilization due to COVID-19.

[5] Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.

[6] Represents items associated with the termination of the Company's DB Plan, supplemental retirement plan and the defined benefit portion of the officers retirement restoration plan.

[7] Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $5,574 and $5,810 for the Memorialization segment, $5,853 and $2,653 for the Industrial Technologies segment, $11,060 and $23,725 for the SGK Brand Solutions segment, and $1,242 and $1,313 for Corporate and Non-Operating, for the three months ended December 31, 2022 and 2021, respectively.

** Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $378 and $671 for the Memorialization segment, $937 and $32 for the Industrial Technologies segment, $521 and $1,229 for the SGK Brand Solutions segment, and $1,209 and $1,891 for Corporate and Non-Operating, for the three months ended December 31, 2022 and 2021, respectively.

*** Non-recurring/incremental COVID-19 costs were $464 for the Memorialization segment, $4 for the Industrial Technologies segment, $220 for the SGK Brand Solutions segment, and $2 for Corporate and Non-Operating, for the three months ended December 31, 2021.

See Disclaimer (page 2) for Management's assessment of supplemental information related to adjusted EBITDA.

Matthews INTERNATIONAL

© 2023 Matthews International Corporation. All Rights Reserved.

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ADJUSTED NET INCOME AND EARNINGS PER SHARE

NON-GAAP RECONCILIATION (Unaudited) (In thousands, except per share data)

	Three Months Ended December 31,			
	2022		2021	
		per share		per share
Net income (loss) attributable to Matthews	**$ 3,703**	**$ 0.12**	**$ (19,803)**	**$ (0.62)**
Acquisition related items [(1)]	1,062	0.03	—	—
Strategic initiatives and other charges [(2)]	1,771	0.06	3,009	0.08
Non-recurring / incremental COVID-19 costs [(3)]	—	—	536	0.02
Exchange losses related to highly inflationary accounting [(4)]	1,088	0.04	—	—
Defined benefit plan termination related items [(5)]	16	—	319	0.01
Non-service pension and postretirement expense [(6)]	1,041	0.03	23,331	0.74
Amortization	7,757	0.25	16,160	0.51
Adjusted net income	**$ 16,438**	**$ 0.53**	**$ 23,552**	**$ 0.74**

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 22.1% for the three months ended December 31, 2022, and 24.7% for the three months ended December 31, 2021.

(1) Includes certain non-recurring costs associated with recent acquisition activities.

(2) Includes certain non-recurring costs associated with productivity and cost-reduction initiatives intended to result in improved operating performance, profitability and working capital levels, costs associated with global ERP system integration efforts, and asset write-downs associated with certain operations in Russia, net of recoveries.

(3) Includes certain non-recurring direct incremental costs (such as costs for purchases of computer peripherals and devices to facilitate working-from-home, additional personal protective equipment and cleaning supplies and services, etc.) incurred in response to COVID-19. This amount does not include the impact of any lost sales or underutilization due to COVID-19.

(4) Represents exchange losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.

(5) Represents items associated with the termination of the Company's DB Plan, supplemental retirement plan and the defined benefit portion of the officers retirement restoration plan.

(6) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* *See Disclaimer (page 2) for Management's assessment of supplemental information related to adjusted net income and adjusted EPS.*

Matthews INTERNATIONAL
© 2023 Matthews International Corporation. All Rights Reserved.
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© 2023 Matthews International Corporation. All Rights Reserved. * See Disclaimer (page 2) for Management’s assessment of supplemental information related to constant currency sales and constant currency adjusted EBITDA. 16 CONSTANT CURRENCY SALES AND ADJUSTED EBITDA NON-GAAP RECONCILIATION (Unaudited) (In thousands) Memorialization Industrial Technologies SGK Brand Solutions Corporate and Non- Operating Consolidated Reported sales for the quarter ended December 31, 2022 $ 206,502 $ 109,143 $ 133,595 $ — $ 449,240 Changes in foreign exchange translation rates 1,481 4,821 10,729 — 17,031 Constant currency sales for the quarter ended December 31, 2022 $ 207,983 $ 113,964 $ 144,324 $ — $ 466,271 Reported adjusted EBITDA for the quarter ended December 31, 2022 $ 39,137 $ 12,202 $ 12,232 $ (14,280) $ 49,291 Changes in foreign exchange translation rates (138) 1,111 983 (323) 1,633 Constant currency adjusted EBITDA for the quarter ended December 31, 2022 $ 38,999 $ 13,313 $ 13,215 $ (14,603) $ 50,924

© 2023 Matthews International Corporation. All Rights Reserved. * See Disclaimer (page 2) for Management’s assessment of supplemental information related to net debt and net debt leverage ratio. 17 December 31, 2022 September 30, 2022 Long-term debt, current maturities $ 2,977 $ 3,277 Long-term debt 834,127 795,291 Total debt 837,104 798,568 Less: Cash and cash equivalents (42,718) (69,016) Net Debt $ 794,386 $ 729,552 Adjusted EBITDA $ 206,366 $ 210,408 Net Debt Leverage Ratio 3.8 3.5 NET DEBT AND NET DEBT LEVERAGE RATIO NON-GAAP RECONCILIATION (Unaudited) (Dollars in thousands)